UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)


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[ ] Preliminary Proxy Statement
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    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12


                        Integrated Surgical Systems, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                        Integrated Surgical Systems, Inc.
                          1433 N. Market Blvd., Suite 1
                          Sacramento, California 95834

                                                                   June 11, 2007

Dear Shareholder:

As you know, we will hold our Annual Meeting of Stockholders on June 28, 2007. Accompanying this letter is a supplement to the May 25, 2007 Proxy Statement that we previously sent you concerning the Annual Meeting. Please note that this supplement should be read in conjunction with the Proxy Statement and the Notice of Annual Meeting of Stockholders that we distributed with the Proxy Statement. If you would like another copy of the Proxy Statement, you may obtain a copy free of charge by calling us at (916) 285-9943.

You may vote or change your vote as described on page 1 of the Proxy Statement. Please note that the proxy card included in the original Proxy Statement remains unchanged. Any proxies that we received in response to the original solicitation made pursuant to the Proxy Statement and that are not revoked will remain valid for the purposes stated for the Annual Meeting. Any proxy previously submitted may be revoked by a subsequently delivered proxy. To vote by proxy, please complete, sign, date and return the proxy card that accompanied the original Proxy Statement.
                                            Sincerely,


                                            /s/ Ramesh C. Trivedi
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                                            Ramesh C. Trivedi
                                            Chairman and Chief Executive Officer

                        Integrated Surgical Systems, Inc.
                          1433 N. Market Blvd., Suite 1
                          Sacramento, California 95834

                SUPPLEMENT TO PROXY STATEMENT DATED MAY 25, 2007

Our Board of Directors has approved the payment of certain retention bonuses to our employees to be paid contemporaneously with or subsequent to the date of closing of the sale of substantially all of our assets to Novatrix Biomedical, Inc. ("Novatrix").

The retention bonuses will be paid from the proceeds of the sale of our assets to Novatrix. Ramesh C. Trivedi shall receive a retention bonus equal to five percent of the cash received at closing and our remaining officers and key employees shall receive proportional retention bonuses equal to an aggregate of up to seven percent of the cash received at closing.

                  The Date of this Supplement is June 11, 2007.